Filed Pursuant to Rule 424(b)(3)

Registration No. 333-202655

The information in the preliminary prospectus supplement (as supplemented by this supplement) and the accompanying prospectus is subject to completion or amendment.  We may not sell the notes described in the preliminary prospectus supplement (as supplemented by this supplement) until we deliver a final prospectus supplement and the accompanying prospectus. The preliminary prospectus supplement (as supplemented by this supplement) and accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

SUBJECT TO COMPLETION, DATED MAY 14, 2015

SUPPLEMENT

to

Preliminary Prospectus Supplement, Dated April 24, 2015 (subject to completion)

to
Prospectus, Dated April 24, 2015

$500,000,000 Motorcycle Contract Backed Notes

Harley-Davidson Motorcycle Trust 2015-2

Issuing Entity

Harley-Davidson Customer Funding Corp.

Depositor

Harley-Davidson Credit Corp.

Seller, Servicer and Sponsor

This supplement should be read in conjunction with the Preliminary Prospectus Supplement, dated April 24, 2015 (subject to completion), and the Prospectus, dated April 24, 2015.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if the preliminary prospectus supplement (as supplemented by this supplement) or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The preliminary prospectus supplement referenced above is hereby modified and supplemented as described in this supplement to reflect a change in the expected closing date and to reflect certain changes relating to the change in the expected closing date. The information in that preliminary prospectus supplement appearing in the sections and on the pages identified below is hereby updated as follows:

Prospectus Supplement Summary:

•          The information under “Prospectus Supplement Summary—Closing Date” on page S-2 is modified to read “On or about May 27, 2015.”

Weighted Average Lives of the Notes:

•          The sixth bullet under “Weighted Average Lives of the Notes,” on page S-40, is modified to read:

“•            the notes are purchased on an assumed closing date of May 27, 2015; and”

•          The second table under “Weighted Average Lives of the Notes,” on page S-40, is modified to read:

	Class A-1 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2015	87.46%	83.39%	78.96%	76.11%	74.12%	69.90%
7/15/2015	74.94%	66.91%	58.16%	52.52%	48.59%	40.25%
8/15/2015	62.45%	50.54%	37.59%	29.24%	23.42%	11.07%
9/15/2015	49.97%	34.30%	17.25%	6.27%	0.00%	0.00%
10/15/2015	37.51%	18.19%	0.00%	0.00%	0.00%	0.00%
11/15/2015	25.08%	2.20%	0.00%	0.00%	0.00%	0.00%
12/15/2015	12.67%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2016	0.28%	0.00%	0.00%	0.00%	0.00%	0.00%
2/15/2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	0.34	0.26	0.21	0.19	0.17	0.15

(1)           The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

•          The third table under “Weighted Average Lives of the Notes,” on page S-41, is modified to read:

	Class A-2a Notes and Class A-2b Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2015	100.00%	100.00%	100.00%	100.00%	99.56%	94.40%
10/15/2015	100.00%	100.00%	99.10%	94.79%	91.79%	85.43%
11/15/2015	100.00%	100.00%	92.79%	87.70%	84.14%	76.61%
12/15/2015	100.00%	95.66%	86.56%	80.70%	76.61%	67.95%
1/15/2016	100.00%	90.66%	80.41%	73.81%	69.20%	59.44%
2/15/2016	96.16%	85.71%	74.34%	67.02%	61.92%	51.10%
3/15/2016	92.24%	80.80%	68.36%	60.35%	54.76%	42.92%
4/15/2016	88.33%	75.94%	62.45%	53.78%	47.72%	34.91%
5/15/2016	84.43%	71.12%	56.64%	47.32%	40.82%	27.06%
6/15/2016	80.54%	66.34%	50.90%	40.97%	34.04%	19.37%
7/15/2016	76.65%	61.61%	45.26%	34.74%	27.40%	11.86%
8/15/2016	72.78%	56.93%	39.70%	28.61%	20.88%	4.52%
9/15/2016	68.91%	52.29%	34.23%	22.61%	14.50%	0.00%
10/15/2016	65.05%	47.70%	28.84%	16.72%	8.26%	0.00%
11/15/2016	61.20%	43.16%	23.55%	10.94%	2.15%	0.00%
12/15/2016	57.36%	38.66%	18.35%	5.29%	0.00%	0.00%
1/15/2017	53.56%	34.24%	13.26%	0.00%	0.00%	0.00%
2/15/2017	49.77%	29.88%	8.27%	0.00%	0.00%	0.00%
3/15/2017	45.99%	25.56%	3.37%	0.00%	0.00%	0.00%
4/15/2017	42.21%	21.29%	0.00%	0.00%	0.00%	0.00%
5/15/2017	38.45%	17.07%	0.00%	0.00%	0.00%	0.00%
6/15/2017	34.70%	12.91%	0.00%	0.00%	0.00%	0.00%
7/15/2017	30.96%	8.79%	0.00%	0.00%	0.00%	0.00%
8/15/2017	27.23%	4.74%	0.00%	0.00%	0.00%	0.00%
9/15/2017	23.51%	0.73%	0.00%	0.00%	0.00%	0.00%
10/15/2017	19.80%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/2017	16.11%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/2017	12.42%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2018	8.81%	0.00%	0.00%	0.00%	0.00%	0.00%
2/15/2018	5.21%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2018	1.62%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	1.76	1.40	1.12	0.99	0.91	0.78

(1)           The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

•          The fourth table under “Weighted Average Lives of the Notes,” on pages S-42 and S-43, is modified to read:

	Class A-3 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	94.96%
10/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	81.66%
11/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	68.70%
12/15/2016	100.00%	100.00%	100.00%	100.00%	92.74%	56.08%
1/15/2017	100.00%	100.00%	100.00%	99.58%	81.68%	43.83%
2/15/2017	100.00%	100.00%	100.00%	89.32%	70.89%	31.93%
3/15/2017	100.00%	100.00%	100.00%	79.29%	60.37%	20.38%
4/15/2017	100.00%	100.00%	97.28%	69.50%	50.13%	9.19%
5/15/2017	100.00%	100.00%	88.32%	59.94%	40.17%	0.00%
6/15/2017	100.00%	100.00%	79.55%	50.64%	30.49%	0.00%
7/15/2017	100.00%	100.00%	70.97%	41.57%	21.09%	0.00%
8/15/2017	100.00%	100.00%	62.58%	32.76%	11.99%	0.00%
9/15/2017	100.00%	100.00%	54.38%	24.20%	3.18%	0.00%
10/15/2017	100.00%	93.88%	46.38%	15.90%	0.00%	0.00%
11/15/2017	100.00%	86.47%	38.58%	7.85%	0.00%	0.00%
12/15/2017	100.00%	79.17%	30.99%	0.07%	0.00%	0.00%
1/15/2018	100.00%	72.07%	23.65%	0.00%	0.00%	0.00%
2/15/2018	100.00%	65.07%	16.51%	0.00%	0.00%	0.00%
3/15/2018	100.00%	58.19%	9.58%	0.00%	0.00%	0.00%
4/15/2018	96.27%	51.41%	2.86%	0.00%	0.00%	0.00%
5/15/2018	89.48%	44.75%	0.00%	0.00%	0.00%	0.00%
6/15/2018	82.72%	38.21%	0.00%	0.00%	0.00%	0.00%
7/15/2018	75.98%	31.78%	0.00%	0.00%	0.00%	0.00%
8/15/2018	69.27%	25.46%	0.00%	0.00%	0.00%	0.00%
9/15/2018	62.59%	19.27%	0.00%	0.00%	0.00%	0.00%
10/15/2018	55.93%	13.20%	0.00%	0.00%	0.00%	0.00%
11/15/2018	49.30%	7.25%	0.00%	0.00%	0.00%	0.00%
12/15/2018	42.69%	1.43%	0.00%	0.00%	0.00%	0.00%
1/15/2019	36.12%	0.00%	0.00%	0.00%	0.00%	0.00%
2/15/2019	30.09%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2019	24.09%	0.00%	0.00%	0.00%	0.00%	0.00%

	Class A-3 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%
4/15/2019	18.11%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2019	12.16%	0.00%	0.00%	0.00%	0.00%	0.00%
6/15/2019	6.23%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2019	0.33%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	3.51	2.96	2.40	2.11	1.94	1.64

(1)           The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

•          The fifth table under “Weighted Average Lives of the Notes,” on pages S-44 and S-45, is modified to read:

	Class A-4 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2017	100.00%	100.00%	100.00%	100.00%	100.00%	96.88%
6/15/2017	100.00%	100.00%	100.00%	100.00%	100.00%	76.92%
7/15/2017	100.00%	100.00%	100.00%	100.00%	100.00%	57.68%
8/15/2017	100.00%	100.00%	100.00%	100.00%	100.00%	39.15%
9/15/2017	100.00%	100.00%	100.00%	100.00%	100.00%	21.59%
10/15/2017	100.00%	100.00%	100.00%	100.00%	89.82%	5.19%
11/15/2017	100.00%	100.00%	100.00%	100.00%	74.16%	0.00%
12/15/2017	100.00%	100.00%	100.00%	100.00%	59.07%	0.00%
1/15/2018	100.00%	100.00%	100.00%	85.86%	44.62%	0.00%
2/15/2018	100.00%	100.00%	100.00%	72.10%	30.75%	0.00%
3/15/2018	100.00%	100.00%	100.00%	58.84%	17.47%	0.00%
4/15/2018	100.00%	100.00%	100.00%	46.09%	4.79%	0.00%
5/15/2018	100.00%	100.00%	93.04%	33.87%	0.00%	0.00%
6/15/2018	100.00%	100.00%	81.02%	22.18%	0.00%	0.00%
7/15/2018	100.00%	100.00%	69.42%	11.02%	0.00%	0.00%
8/15/2018	100.00%	100.00%	58.24%	0.41%	0.00%	0.00%
9/15/2018	100.00%	100.00%	47.48%	0.00%	0.00%	0.00%
10/15/2018	100.00%	100.00%	37.14%	0.00%	0.00%	0.00%
11/15/2018	100.00%	100.00%	27.25%	0.00%	0.00%	0.00%
12/15/2018	100.00%	100.00%	17.79%	0.00%	0.00%	0.00%
1/15/2019	100.00%	91.86%	8.78%	0.00%	0.00%	0.00%
2/15/2019	100.00%	81.86%	0.41%	0.00%	0.00%	0.00%
3/15/2019	100.00%	72.08%	0.00%	0.00%	0.00%	0.00%

	Class A-4 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%
4/15/2019	100.00%	62.53%	0.00%	0.00%	0.00%	0.00%
5/15/2019	100.00%	53.20%	0.00%	0.00%	0.00%	0.00%
6/15/2019	100.00%	44.10%	0.00%	0.00%	0.00%	0.00%
7/15/2019	100.00%	35.24%	0.00%	0.00%	0.00%	0.00%
8/15/2019	89.44%	26.61%	0.00%	0.00%	0.00%	0.00%
9/15/2019	78.29%	18.22%	0.00%	0.00%	0.00%	0.00%
10/15/2019	67.19%	10.08%	0.00%	0.00%	0.00%	0.00%
11/15/2019	56.15%	2.18%	0.00%	0.00%	0.00%	0.00%
12/15/2019	48.62%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2020	41.11%	0.00%	0.00%	0.00%	0.00%	0.00%
2/15/2020	33.64%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2020	26.19%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2020	18.78%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2020	11.39%	0.00%	0.00%	0.00%	0.00%	0.00%
6/15/2020	4.04%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	4.61	4.05	3.33	2.91	2.65	2.21

(1)           The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.